EXHIBIT 21.  SUBSIDIARIES OF THE REGISTRANT

                                                               ORGANIZED
                                                              UNDER LAW OF

UNIVERSAL CORPORATION                                         Virginia

(1) Universal Leaf Tobacco Company, Incorporated              Virginia

    (1) K. R. Edwards Leaf Tobacco Company,
        Incorporated                                          Virginia

        (1) Casa Export Limited                               Virginia

        (1) Grassland Holding, Incorporated                   Kentucky

        (1) Tabacos Del Pacifico Norte, S.A.                  Mexico

        (1) Tabacos Argentinos S.A.                           Argentina

        (3) Tabacos Aztecas, S.A.                             Mexico

    (1) Lancaster Leaf Tobacco Company of Pennsylvania,
        Inc.                                                  Virginia

        (1) Lancotab, N.V.                                    Belgium

        (1) Lancaster Philippines, Incorporated               Philippines

    (1) Latin America Tobacco Company                         Virginia

    (1) Maclin-Zimmer-McGill Tobacco Company,
        Incorporated                                          Virginia

    (1) Simcoe Leaf Tobacco Company, Limited                  Canada

    (1) Southern Processors, Incorporated                     Virginia

    (1) Southwestern Tobacco Company, Incorporated            Virginia

    (1) J. P. Taylor Company, Incorporated                    Virginia

      (1) Dunnington-Beach Tobacco Company, Incorporated      Virginia

    (1) Thorpe & Ricks, Inc.                                  Virginia

        (1) Thorpe-Greenville Export Tobacco Company          North Carolina

    (1) Tobacco Processors, Incorporated                      Virginia

    (1) Universal Leaf Export Company, Incorporated           Guam

    (1) Virginia Tobacco Company, Incorporated                Virginia

        (1) Virsa, Incorporated                               Virginia

    (1) Winston Leaf Tobacco Company                          Virginia

    (1) R. P. Watson Company                                  North Carolina

    (1) W. H. Winstead Company, Incorporated                  Virginia

    (1) B. V. European Tobacco Company                        Netherlands

        (1) L'Agricola, S.p.A.                                Italy

    (1) Deltafina, S.p.A.                                     Italy

    (1) Forestab, S.p.A.                                      Italy

    (1) Itofina, S.A.                                         Switzerland

    (1) Orient Leaf Tobacco Co., Inc.                         Philippines

    (1) Greek Tobacco Trading Company                         Greece

    (1) Universal Leaf Tabacos Limitada                       Brazil

        (1) Tebe-Ele S.A. Comercio Exterior Ltda.             Brazil

        (1) Fumossul S.A. Industria E Comercio                Brazil

    (1) Universal Leaf Far East, Limited                      Hong Kong

    (1) Universal Leaf (International) Limited                United Kingdom

    (1) Universal Yaprak Tutun Sanayi ve Ticaret A.S.         Turkey

    (1) Continental Tobacco, S.A.                             Switzerland

        (1) Toutiana, S.A.                                    Switzerland

            (1) Nyiregyhaza Tobacco Processing Company        Hungary

            (1) Ultoco, S.A.                                  Switzerland

        (2) Limbe Leaf Tobacco Company, Limited               Malawi

            (2) Lytton Tobacco Company (Malawi) Limited       Malawi

    (1) Gebruder Kulenkampff, Inc.                            Virginia

        (1) Gebruder Kulenkampff AG                           Germany

            (1) Tutuntex Ticaret A.S.                         Turkey

            (1) Armada Industria e Comercio de Fumos Ltda.    Brazil

            (1) Industria AG                                  Switzerland

                (2) Trestina Azienda Tabacchi, S.p.A.         Italy

            (1) Latina Tabacchi Greggi Italiani, S.p.A.       Italy

    (2) Thai-Am Tobacco Limited                               Thailand

    (3) Zimleaf Holdings Limited                              Zimbabwe

        (3) Lytton Tobacco Company, Limited                   Zimbabwe

        (3) Zimbabwe Leaf Tobacco Company (Private)
           Limited                                            Zimbabwe

    (1) Casalee, Inc.                                         Virginia

        (1) Casalee Tabak Lieferanten S.A.                    Panama

        (1) Casalee A.G.                                      Switzerland

            (1) Casalee Belgium N.V.                          Belgium

        (1) Universal DC Holdings Ltd.                        USA/United Kingdom

            (1) Casalee Trading Limited                       USA/United Kingdom

                (1) C.G. Services Ltd.                        United Kingdom

                (1) Casalee (UK) Ltd.                         United Kingdom

        (3) Casalee Tobacco Processors (PVT) Ltd.             Zimbabwe

(1) Deli Universal, Inc.                                      Virginia

    (1) Imperial Commodities Corporation                      California

    (1) Red River Foods, Inc.                                 Virginia

        (1) HTC Commodity, Inc.                               New Jersey

    (1) Red River Commodities, Incorporated                   North Dakota

    (1) Harkema, Inc.                                         Connecticut

    (1) Ermor Tabarama-Tabacos do Brasil Ltda.                Brazil

    (1) Deli Holding U.K. Ltd.                                United Kingdom

        (1) Corrie, MacColl & Son Ltd.                        United Kingdom

        (1) Van Rees Ltd.                                     United Kingdom

    (1) N.V. Deli Universal                                   Netherlands

        (1) Deli-Maatschappij B.V.                            Netherlands

        (1) Jongeneel Holding B.V.                            Netherlands

            (1) Jongeneel B.V.                                Netherlands

        (1) Steffex Handelmattschappij B.V.                   Netherlands

        (2) Jadico and Specerijen B.V.                        Netherlands


        (1) B.V. Deli-HTL Tabak Maatschappij                  Netherlands

        (1) Industria Exportadora de Tabacos Dominicanos
            "Inetab" C. por                                   Dominican Republic

        (1) Companhia Panamericana de Tabacos "Copata"        Dominican Republic



        (1) Van Rees B.V.                                     Netherlands

        (1) Van Rees Ceylon B.V.                              Netherlands

        (1) Indoco International B.V.                         Netherlands





(1)      Consolidated subsidiaries.



(2) Companies 20 percent or more owned by parent and earnings of which are recorded under the equity method of accounting.



(3) Company earnings are recorded under the cost method of accounting as the Company does not exercise significant influence over financial and operating policies or there exists exchange controls restricting the remittance of dividends, governmental or other uncertainties.